EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in Horizon PCS, Inc.'s registration statement on Form S-4.


/s/  ARTHUR ANDERSEN LLP


April 5, 2002
Columbus, Ohio





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